Exhibit 23.2
Consent of Independent Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2002, as revised on June 6, 2002 relating to the financial statements which appears in AuGRID of Nevada, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2001.

/s/ HENRY L. CREEL CO., INC.
----------------------------
Henry L. Creel Co., Inc.
Cleveland, Ohio
January 14, 2003

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